     CONTACTS: Media Inquiries
               Lin Cummins
          (248) 435-7112
     linda.cummins@arvinmeritor.com

          Investor Inquiries
               Terry Huch

          (248) 435-9426

     terry.huch@arvinmeritor.com

ArvinMeritor Reports First-Quarter Fiscal Year 2009 Results

TROY, Mich. (Feb. 4, 2009) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its first fiscal quarter ended Dec. 28, 2008.

First-Quarter Highlights

•	Sales from continuing operations of $1.4 billion, down $293 million, or 18 percent, from the same period last year (down 11 percent on a constant currency basis).
•

On a GAAP basis, net loss from continuing operations was $991 million or $13.71 per diluted share, compared to a net loss from continuing operations of $1 million or $0.01 per diluted share in the same period last year.

•

GAAP results reflect non-cash charges of $944 million, including valuation reserves for certain deferred tax assets, and other asset impairments primarily for Light Vehicle Systems (LVS) goodwill and fixed assets.

•

Loss from continuing operations, before special items, of $56 million, or $0.77 per diluted share, compared to income from continuing operations, before special items, of $6 million, or $0. 08 per diluted share in the same period last year.

•	Free cash outflow (cash outflow from operations, net of capital expenditures) of $386 million compared to an outflow of $305 million in the first quarter of fiscal year 2008.

“Although significant volume declines and charges associated with the LVS business negatively affected our results this quarter, we are aggressively executing a series of actions to help mitigate the effects of the ongoing economic crisis,” said Chip McClure, chairman, CEO and president.

“Through continued focus on reducing costs, strengthening the aftermarket business and gaining new military contracts, the Commercial Vehicle Systems (CVS) business performed well. Despite the severe downturn in heavy truck markets in most regions of the world, the CVS team was able to offset the negative volumes with minimal impact on performance. These results clearly underscore the validity of our aggressive Performance Plus cost savings and growth initiatives.”

First-Quarter Fiscal Year 2009 Results

For the first quarter of fiscal year 2009, ArvinMeritor posted sales from continuing operations of $1.4 billion, a decrease of approximately 18 percent from the same period last year.

EBITDA, before special items, was $10 million, down $72 million from the same period last year. This decrease is primarily due to lower production volumes in most original equipment manufacturer market segments globally.

Loss from continuing operations, before special items, was $56 million, or $0.77 per diluted share, compared to income of $6 million, or $0.08 per diluted share, a year ago. Special items for the quarter reflect non-cash charges including valuation reserves for certain deferred tax assets, other asset impairments primarily related to LVS, restructuring charges and certain costs incurred in anticipation of the previously planned spin-off or sale of the LVS business.

Free cash outflow was $386 million in the first quarter of fiscal year 2009 compared with free cash outflow of $305 million in the same period last year. The decrease in free cash flow reflects lower cash earnings, higher inventories due to the dramatic rate of unplanned production declines, and previously announced settlement payments to resolve claims with certain unions and customers.

Cost-Reduction Actions

     ArvinMeritor has implemented a number of initiatives to help manage cash, and is prepared to take additional actions if needed. Initiatives in process include:

•	Implemented workforce reductions of more than 1,500 employees.
•	Extended shutdowns and reduced work weeks at all plants.
•	Reduced and rebalanced capital spending.
•	Initiated a 10-percent salary reduction for all U.S. executive-level employees; and a 5-percent reduction in salary for all other U.S. salaried employees, in addition to similar actions in other parts of the world.
•	Eliminated matching contribution to the U.S. 401-K.
•	Suspended merit increases for fiscal year 2009.
•	Reduced discretionary spending by approximately 30 percent year-over-year.
•	Reduced Board of Directors annual compensation by 10 percent.
•	Suspended quarterly dividend.

LVS Transaction

As previously announced, economic conditions do not support the company’s strategy to divest the entire LVS business at this time. “Due to continued deterioration in the global markets, it is now our priority to complete the divestiture of these businesses separately at acceptable returns to shareowners,” said McClure.

In January, the company executed multiple actions to reduce fixed costs within the LVS business, which are expected to result in $57 million in annual savings. These actions included the elimination of the LVS divisional organization, resulting in a headcount reduction of more than 100 positions. The Body and Chassis businesses are now being managed to realize maximum cost efficiencies, with additional actions currently under consideration.

The Wheels business, located in Brazil and Mexico, will be retained by ArvinMeritor.

Business Highlights

ArvinMeritor’s strong product position on a variety of military platforms continues to be a significant contributor to the company’s results. These products clearly demonstrate the company’s unique technology and advanced engineering competencies. ArvinMeritor anticipates additional business as its customers are awarded new contracts:

•	BAE awarded 8,400 additional Family of Medium Tactical Vehicles (FMTVs).
•	Navistar Defense awarded 400 more MaxxPro Dash vehicles, in addition to more than 800 previously awarded and delivered in January.
•	Navistar Defense awarded up to 1,300 medium support vehicles for the Canadian Department of National Defense.
•	Navistar Defense awarded 600 WorkStar variants for U.S. forces in Iraq.

Cash and Liquidity

At the end of the first quarter, the company had $158 million in cash and cash equivalents. The company is in compliance with the financial covenants in its material borrowing arrangements, including its $664 million revolving credit facility, of which $141 million (including $38 million in letters of credit) was utilized at the end of the quarter. ArvinMeritor maintains full access to committed securitization lines.

Outlook

“ArvinMeritor is operating with the expectation that global markets will remain weak for an extended period of time,” said McClure. “Given the deterioration of the market environment and the current global constraints on credit, the management team remains intensely focused on maintaining the liquidity necessary to operate our business. We expect to be in compliance with the financial covenants in our material borrowing arrangements for the remainder of the year and believe that the actions we are taking today will help position the company well when economics and volumes improve.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company marks its centennial anniversary in 2009, celebrating a long history of ‘forward thinking.’ ArvinMeritor serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: www.arvinmeritor.com/ .

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions.  There are risks and uncertainties relating to the planned disposition of the Body Systems and Chassis businesses of ArvinMeritor’s LVS business, including the timing and certainty of completion and the terms of any transaction or transactions. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; whether our liquidity will continue to be affected by declining vehicle production volumes in the future; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income or loss from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and EBITDA plus or minus special items. Other non-GAAP financial measures include “free cash flow.” EBITDA is defined as income or loss from continuing operations before interest, income taxes, depreciation and amortization and loss on sale of receivables. We use EBITDA as the primary basis to evaluate the performance of each of our reportable segments. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and the investment community to analyze operating performance and entity valuation; and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Free cash flow should not be considered a substitute for cash provided by operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

First-Quarter 2009 Conference Call

The company will host a conference call and Web cast to present the company’s fiscal year 2009 first-quarter financial results on Wednesday, Feb. 4, 2009, at 9 a.m. (ET).

To participate, call (617) 213-4864, ten minutes prior to the start of the call. Please reference Passcode 71784700 when dialing in. Investors can also listen to the conference call in real time – or for seven days by recording – by visiting www.arvinmeritor.com . To access the listen-only audio Web cast, visit the ArvinMeritor Web site at www.arvinmeritor.com and select the Web cast link from the home page or the investor page.

A replay of the call will be available from 12 p.m. Feb. 4, 2009 to 11:59 p.m. Feb. 11, 2009, by calling (888) 286-8010 (within the United States) or (617) 801-6888 for international calls. Please refer to replay Passcode number 95181012.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)
(In millions, except per share amounts)

	Quarter Ended December 31,
	2008	2007
Sales	$1,370	$1,663
Cost of sales	(1,297)	(1,533)
GROSS MARGIN	73	130
Selling, general and administrative	(106)	(92)
Restructuring costs	(26)	(10)
Asset impairment charges	(279)	—
OPERATING INCOME (LOSS)	(338)	28
Equity in earnings of affiliates	4	11
Interest expense, net	(22)	(27)
INCOME (LOSS) BEFORE INCOME TAXES	(356)	12
Provision for income taxes	(645)	(10)
Minority interests	10	(3)
LOSS FROM CONTINUING OPERATIONS	(991)	(1)
LOSS FROM DISCONTINUED OPERATIONS	—	(11)
NET LOSS	$(991)	$(12)

DILUTED LOSS PER SHARE
Continuing operations	$(13.71)	$(0.01)
Discontinued operations	—	(0.16)
Diluted loss per share	$(13.71)	$(0.17)

Basic and diluted average common shares outstanding	72.3	71.9

ARVINMERITOR, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited, In millions)

	December 31,	September 30,
	2008	2008
ASSETS:
Cash and cash equivalents	$158	$497
Receivables, trade and other, net	934	1,114
Inventories	610	623
Other current assets	122	218
Net property	529	775
Goodwill	427	522
Other assets	406	925
TOTAL ASSETS	$3,186	$4,674

LIABILITIES AND SHAREOWNERS’ EQUITY (DEFICIT)
Short-term debt	$207	$240
Accounts payable	933	1,287
Other current liabilities	582	610
Long-term debt	1,172	1,063
Retirement benefits	656	690
Other liabilities	307	247
Minority interests	56	75
Shareowners' equity (deficit)	(727)	462
TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY (DEFICIT)	$3,186	$4,674

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(Unaudited, In millions)

	Quarter Ended
	December 31,
	2008	2007
Sales:
Commercial Vehicle Systems	$956	$1,080
Light Vehicle Systems	414	583
Total sales	$1,370	$1,663
EBITDA:
Commercial Vehicle Systems	$36	$71
Light Vehicle Systems	(308)	2
Total Segment EBITDA	(272)	73
Unallocated Corporate Costs	(16)	(1)
Total EBITDA	(288)	72
Loss on Sale of Receivables	(4)	(4)
Depreciation and Amortization	(32)	(32)
Interest Expense, Net	(22)	(27)
Provision for Income Taxes	(645)	(10)
Loss from Continuing Operations	$(991)	$(1)

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, In millions)

	Three Months Ended December 31,
	2008	2007
OPERATING ACTIVITIES
Loss from continuing operations	$(991)	$(1)
Adjustments to loss from continuing operations:
Depreciation and amortization	32	32
Asset impairment charges	279	—
Deferred income tax expense (benefit)	638	36
Restructuring costs, net of payments	14	—
Pension and retiree medical expense	21	26
Other adjustments to loss from continuing operations, net	(1)	(4)
Pension and retiree medical contributions	(48)	(22)
Changes in off-balance sheet receivable securitization and factoring	(4)	115
Changes in assets and liabilities	(277)	(449)
Cash flows used for continuing operations	(337)	(267)
Cash flows used for discontinued operations, net	(1)	(4)
CASH USED FOR OPERATING ACTIVITIES	(338)	(271)
INVESTING ACTIVITIES
Capital expenditures	(48)	(34)
Acquisitions of businesses and investments, net of cash acquired	—	(43)
Proceeds from disposition of property and businesses	2	8
Net investing cash flows provided by discontinued operations	—	23
CASH USED FOR INVESTING ACTIVITIES	(46)	(46)
FINANCING ACTIVITIES
Borrowings (payments) on accounts receivable securitization program	(18)	70
Borrowings on revolving credit facility	103	4
Borrowings (payments) on lines of credit and other, net	(6)	7
Net change in debt	79	81
Debt issuance and extinguishment costs	—	(6)
Cash dividends	(8)	(7)
CASH PROVIDED BY FINANCING ACTIVITIES	71	68
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE
RATES ON CASH AND CASH EQUIVALENTS	(26)	4
CHANGE IN CASH AND CASH EQUIVALENTS	(339)	(245)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	497	409
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$158	$164

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION

Non-GAAP

(Unaudited)
(In millions, except per share amounts)

				LVS		Q1 FY 09
	Q1 FY 09		Impairment	Separation	Income Tax	Before
	Reported	Restructuring	Charges	Costs	Charges	Special Items
Sales	$1,370	$—	$—	$—	$—	$1,370
Gross Margin	73	—	—	—	—	73
Operating Loss	(338)	26	279	6	—	(27)
Loss from Continuing Operations	(991)	26	238	6	665	(56)
Diluted Loss Per Share – Continuing Operations	$(13.71)	$0.36	$3.29	$0.08	9.21	$(0.77)

Segment EBITDA:
Commercial Vehicle Systems	$36	$8	$8	$—	$—	$52
Light Vehicle Systems	(308)	15	252	—	—	(41)
Total Segment EBITDA	$(272)	$23	$260	$—	$—	$11

Segment EBITDA Margins
Commercial Vehicle Systems	3.8%					5.4%
Light Vehicle Systems	-74.4%					-9.9%
Total Segment EBITDA Margins	-19.9%					0.8%

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION

Non-GAAP

(Unaudited)
(In millions, except per share amounts)

	Q1 FY 08			Q1 FY 08 Before
	Reported	Restructuring	Income Taxes	Special Items
Sales	$1,663	$—	$—	$1,663
Gross Margin	130	—	—	130
Operating Income	28	10	—	38
Income (Loss) from Continuing Operations	(1)	6	1	6
Diluted Earnings (Loss) Per Share – Continuing Operations	$(0.01)	$0.08	$0.01	$0.08

Segment EBITDA:
Commercial Vehicle Systems	$71	$—	$—	$71
Light Vehicle Systems	2	10	—	12
Total Segment EBITDA	$73	$10	$—	$83

Segment EBITDA Margins
Commercial Vehicle Systems	6.6%			6.6%
Light Vehicle Systems	0.3%			2.1%
Total Segment EBITDA Margins	4.4%			5.0%

ARVINMERITOR, INC.

EBITDA BEFORE SPECIAL ITEMS RECONCILIATION

Non-GAAP

(Unaudited, in millions)

	Three Months Ended December 31,
	2008	2007

Total EBITDA - Before Special Items	$10	$82
Asset Impairment Charges, (1)	(266)	—
Restructuring Costs	(26)	(10)
LVS Separation Costs	(6)	—
Loss on Sale of Receivables	(4)	(4)
Depreciation and Amortization	(32)	(32)
Interest Expense, Net	(22)	(27)
Provision for Income Taxes	(645)	(10)
Loss From Continuing Operations	$(991)	$(1)

(1) Net of minority interests.

ARVINMERITOR, INC.

FREE CASH FLOW - RECONCILIATION

Non-GAAP

(Unaudited, in millions)

	Quarter Ended
	December 31,
	2008	2007

Cash flows used for continuing operations	$(337)	$(267)
Cash flows used for discontinued operations	(1)	(4)
Cash expenditures	(48)	(34)
Free cash flow – full company	$(386)	$(305)